Edison Electric Institute Financial Conference Presentation November 13-15, 2022 Consolidated Edison, Inc. Exhibit 99.1

Available Information On November 3, 2022, Consolidated Edison, Inc. issued a press release reporting its third quarter 2022 earnings and filed with the Securities and Exchange Commission the company’s third quarter 2022 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com/en/. (Select “For Investors” and then select “Press Releases” and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including, but not limited to, that the proposed sale of the Clean Energy Businesses may not occur on the contemplated terms, timeline or at all, Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control, including inflation and supply chain disruptions. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS) and, for the Clean Energy Businesses (CEBs), adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impairment loss related to Con Edison's investment in Stagecoach, the loss from the sale of a renewable electric project, the effects of the Clean Energy Businesses' HLBV accounting for tax equity investors in certain renewable and sustainable electric projects and mark-to-market accounting and the related tax impact of such HLBV accounting and mark-to-market accounting on the parent company. Adjusted EBITDA for the CEBs refers to the CEBs' net income for common stock, excluding the effects of HLBV and mark-to-market accounting, before interest, taxes, depreciation and amortization plus the pre-tax equivalent of production tax credits. Management uses adjusted earnings and adjusted EPS to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management uses the CEBs' adjusted EBITDA to evaluate the performance of the CEBs. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of the financial performance of Con Edison and the CEBs. For more information, contact Con Edison's Investor Relations team: Jan Childress, Director Kiley Kemelman, Section ManagerJared Lee, ManagerCaroline Elsasser, Sr Financial Analyst Tel: 212-460-6611 Tel: 212-460-6562Tel: 212-460-3923Tel: 212-460-4431 Email: childressj@coned.comEmail: kemelmank@coned.comEmail: leejar@coned.comEmail: elsasserc@coned.com www.conEdison.com

As of September 30, 2022. Senior unsecured ratings and outlook shown in order of Moody’s / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. On October 1, 2022, Con Edison entered into an agreement to sell the Clean Energy Businesses to RWE Renewables Americas, LLC, a subsidiary of RWE Aktiengesellschaft ("RWE") for $6.8 billion (subject to adjustments, as further described on page 54 of the 3Q 2022 Form 10-Q), which through its subsidiaries, develops, owns and operates renewable and sustainable energy infrastructure projects and provides energy-related products and services to wholesale and retail customers. Based on the current project cost estimate and CET Gas’ previous capping of its cash contributions to the joint venture, this ownership interest is expected to be reduced to 8.0 percent. Con Edison Clean Energy Businesses, Inc. (Clean Energy Businesses or CEBs)(c) Regulated Energy Delivery Unregulated Clean Energy Orange and Rockland Utilities, Inc. (O&R) Consolidated Edison Company of New York, Inc. (CECONY) FERC Regulated Transmission Market Cap(a): $30.4 billion Ratings(b): Baa2 / BBB+ / BBB+ Outlook(b): Stable / Stable / Stable Consolidated Edison Transmission, LLC (CET Electric) Con Edison Gas Pipeline and Storage, LLC (CET Gas)(d) Mountain Valley Pipeline, LLC (MVP) New York Transco, LLC 9.7%(d) 45.7% Con Edison Transmission, Inc. (Con Edison Transmission or CET) Rockland Electric Company (RECO) Organizational Structure Focuses on Regulated T&D

Summary of CECONY Electric & Gas Filing - Company Update

On January 28, 2022, CECONY submitted to the NYSPSC a rate case in support of new electric and gas rates to become effective January 1, 2023. On April 8, 2022, CECONY filed an update to the January 28, 2022 request. On May 20, 2022, the New York State Department of Public Service submitted testimony in the NYSPSC proceedings, supporting electric and gas rate increases of $278 million and $164 million, respectively, reflecting, among other things, a lower level of forecasted rate base for 2023.

Proposed Return on Equity and Equity Ratio

Return on equity.................10.0%
Equity ratio........................50.0%

Proposed Rate Changes and Capital Investments per April 2022 Company Update

	Electric Case number 22-E-0064			Gas Case number 22-G-0065		
($ in millions)	Rate Change	Average Rate Base	Capital Expenditure	Rate Change	Average Rate Base	Capital Expenditure
Rate Year 1: 2023	$1,038	$26,408	$3,436	$402	$9,697	$1,177
Rate Year 2: 2024	744	28,762	3,698	205	10,506	1,215
Rate Year 3: 2025	615	30,786	3,529	176	11,184	1,150
Annual levelized rate increase	867			299		

Summary

- Electric and gas capital investment of $10.7 billion and $3.5 billion over three years, respectively
- True up of costs of pension and OPEBs, environmental remediation and storms (electric)
- Requesting full reconciliation of property taxes, municipal infrastructure support costs, uncollectibles, late payment fees, and long-term debt cost rate
- Requesting reconciliation for labor and non labor inflation rate to the extent that actual inflation rate is 160 basis points above what is assumed in the revenue requirement
- Requesting to reduce certain gas asset service lives by five years in alignment with the gas transition that is expected to result from Climate Leadership and Community Protection Act (CLCPA) implementation
- Continuation of decoupling of electric and gas revenues from electric and gas consumption
- Continuation of earnings opportunities from Earnings Adjustment Mechanisms (EAMs) and other positive incentives

Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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Jan 28, 2022 Apr 8, 2022 May 20, 2022 Jun 17, 2022 Jul 2022 Aug 2022 Sep 2022 Oct 2022 Nov 2022 Dec 2022 Jan 2023 Filing with NYSPSC Company Update Staff/Intervenor Testimony Rebuttal Testimony Settlement Negotiations New Rates in Effect Joint Proposal Estimated Timeline ($ in millions) Electric Case number 22-E-0064 Gas Case number 22-G-0065 Rate Year 1: Jan 2023 – Dec 2023 Jan 2022 Filing Apr 2022 Update Staff Testimony Jan 2022 Filing Apr 2022 Update Staff Testimony New infrastructure investment $250 $266 $223 $161 $131 $126 Financing costs 201 211 (51) 77 81 (13) Property and other taxes 180 166 55 74 20 (3) Sales revenue change 259 186 142 77 92 80 Amortization of deferred credits & costs 191 184 139 (1) (15) (30) Operating expenses 79 (12) (212) 32 13 (30) Depreciation changes 15 16 (28) 64 64 24 Income taxes and other 24 21 10 19 16 10 Total Rate Increase $1,199 $1,038 $278 $503 $402 $164 Rate Base $26,286 $26,408 $25,987 $10,030 $9,697 $9,648 ROE 10.00% 10.00% 8.80% 10.00% 10.00% 8.80% Equity Ratio 50% 50% 48% 50% 50% 48% a. Litigation would ensue in the event a Joint Proposal is not reached in settlement negotiations. Litigation(a) CECONY Electric & Gas Rate Filing Comparison and Timeline

Key Dates Rate Case Filings CECONY Electric & Gas (Cases 22-E-0064 & 22-G-0065) Filing Submitted January 28, 2022 Update Filing Submitted April 8, 2022 Staff and Intervenor Testimony May 20, 2022 Proposed Effective Date for New Rates January 1, 2023 RECO Transmission (Case ER22-910-000) Filing Submitted January 28, 2022 Proposed Effective Date for New Rates August 30, 2022 CECONY Steam Anticipated Filing November 2022 Other Proceedings Rockland Electric Company (Case ER22-030-198) Approval of an Infrastructure Investment Program Cost Recovery Mechanism Filing submitted on March 30, 2022 Petition for Clean Energy Hub (Case 20-E-0197) Filing submitted on April 15, 2022 NYSPSC COVID-19 Generic Proceeding (Case 20-M-0266) Arrears Relief Order Issued (Phase 1 for Low-Income Customers has been largely implemented) June 16, 2022 Anticipated Regulatory Calendar

New York State Public Service Commission

Commissioners

Rory Christian
Chair and CEO
Term ends: Feb-2027
Appointed: Jun-2021

- **Diane Burman** — Term ends: Feb-2024; Appointed: Jul-2013
- **James Alesi** — Term ends: Feb-2027; Appointed: Jun-2017
- **John Howard** — Term ends: Feb-2024; Appointed: Jun-2019
- **Tracey Edwards** — Term ends: Feb-2024; Appointed: Jun-2019
- **David Valesky** — Term ends: Feb-2027; Appointed: Jun-2021
- **John Maggiore** — Term ends: Feb-2027; Appointed: Jun-2021

PSC Staff

- Office of Accounting and Finance
- Office of Consumer Services
- Office of Electric, Gas and Water
- Office of Regulatory Economics
- Office of Regulatory Economics
- Office of Energy Efficiency and the Environment
- Office of Telecommunications

Annual budget: $111.8 million; Staffing: 528 employees
Regulates: Electric, Gas, Water, Telecom, Cable, and Steam

Source: Meet the Commissioners (ny.gov)

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NYSPSC's Formulaic ROE Approach[a]: Decisions 2009 – 2022 YTD

Rate of return on equity

2/3 Discounted Cash Flow model
+
1/3 Capital Asset Pricing model

Date	Company	ROE	Term
04/09	CECONY Electric	10.00%	1 year
05/09	Niagara Mohawk Gas	10.20%	2 years
06/09	Central Hudson	10.00%	1 year
06/09	Corning Gas	10.70%	2 years
10/09	O&R Gas	10.40%	3 years
03/10	CECONY Electric	10.15%	3 years
06/10	Central Hudson	10.00%	3 years
09/10	CECONY Gas	9.60%	3 years
09/10	CECONY Steam	9.60%	3 years
09/10	Energy East (RGE/NYSEG)	10.00%	40 months
01/11	Niagara Mohawk Electric	9.30%	2 years
06/11	O&R Electric	9.20%	1 year
04/12	Corning Gas	9.50%	3 years
06/12	O&R Electric (9.40%, 9.50% and 9.60% in year 1, 2 and 3, respectively)	9.50%	3 years
04/13	Niagara Mohawk Electric and Gas	9.30%	3 years
06/13	Keyspan Gas	9.40%	2 years
02/14	CECONY Gas and Steam	9.30%	3 years
02/14	CECONY Electric	9.20%	2 years

Date	Company	ROE	Term
05/14	National Fuel Gas	9.10%	2 years
06/15	Central Hudson Electric and Gas	9.00%	3 years
06/15	CECONY Electric extension	9.00%	3rd year
10/15	O&R Electric/Gas	9.00%	2 / 3 years
6/16	Energy East (RGE/NYSEG)	9.00%	3 years
12/16	KeySpan Gas	9.00%	3 years
1/17	CECONY Electric and Gas	9.00%	3 years
4/17	National Fuel Gas	8.70%	1 year
6/17	Corning Gas	9.00%	3 years
3/18	Niagara Mohawk Electric and Gas	9.00%	3 years
6/18	Central Hudson Electric and Gas	8.80%	3 years
3/19	O&R Electric/Gas	9.00%	3 years
1/20	CECONY Electric and Gas	8.80%	3 years
11/20	Energy East (RGE/NYSEG)	8.80%	3 years
5/21	Corning Gas	8.80%	1 year
8/21	Keyspan Gas	8.80%	3 years
11/21	Central Hudson	9.00%	3 years
1/22	Niagara Mohawk Electric and Gas	9.00%	3 years
4/22	O&R Electric and Gas	9.20%	3 years
6/22	Corning Gas	9.25%	3 years

a) The NYSPSC's formulaic approach to calculating ROE establishes a base ROE. The settlement ROE is the output of the NYSPSC's model plus an adder that varies by settlement.
Source: S&P Global Market Intelligence

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The Staff employs a dividend discount model D1 D2 D3 Value = (1+R) + (1+R)2 + (1+R)3 +…… Solving for an equity return, R, where: D1 through D4 = Value Line estimates D5 through D∞ = Value Line estimates based on future earnings retention and share growth Value = average of prior three monthly high and low proxy group stock prices Staff solves for an equity return, R R = RUST + (RMKT – RUST)*β Where: RUST is the risk-free return: average of prior three monthly yields for 10-year and 30-year Treasuries RMKT is the market rate of return: Bank of America Securities’ monthly Quantitative Profile reports (three month average) β is the risk of the individual share relative to that of the market: Value Line estimate for peer group Discounted Cash Flow Model (2/3 weighting) Capital Asset Pricing Model (1/3 weighting) NYSPSC Staff’s Formulaic Approach to Returns on Equity

NYC’s diverse economy as well as surrounding service area continues to recover as City remains a global financial hub and cultural attraction New York City metro areas added 450,000 jobs over the past year – almost 200,000 more jobs than runners-up Los Angeles and Dallas 86.1% occupancy rate in New York City hotels for the four weeks ending September 24, 2022, compared to 91% during the comparable period in 2019 Venture capital funding is on track for its second-best year ever Sources: Signs of Progress: NYC's Economic Recovery - Partnership for New York City, NYC Economic Snapshot - October 2022, NYC Office of Economic Development NYC is Climbing Back from the Ravages of the Pandemic

NYC continues to build to foster a vibrant, diverse economy that can withstand the impacts of climate change Service area building permits are 15% higher than pre-pandemic levels (July 2022 compared to July 2019) New Park Avenue global headquarters for JP Morgan Chase is under construction in Midtown Manhattan (top left photo) Tech hub nearing completion in Manhattan’s Union Square area is NYC’s latest addition to Silicon Alley (bottom left) The City of NY’s proposed Financial District & Seaport Climate Resilience Master Plan reimagines Lower Manhattan’s waterfront to protect against climate change impacts (bottom right) NYC’s Resilient Economy Sources: U.S. Census Bureau Building Permits Survey, 270 Park Avenue | Project | Foster + Partners, Zero Irving — More Than Just NYC Commercial Office Space, The Financial District and Seaport Climate Resilience Master Plan from the NYC Economic Development Corporation and the NYC Mayor's Office of Climate and Environmental Justice

Con Edison has concluded its strategic review of the Con Edison Clean Energy Businesses (CEBs) and has reached an agreement to sell the CEBs to a subsidiary of RWE Aktiengesellschaft (RWE) Key Transaction Milestones Timeframe Signing of purchase and sale agreement October 1, 2022 Filings and Approvals: Hart-Scott-Rodino Filed October 28, 2022 FERC Filed October 28, 2022 Committee on Foreign Investment in the United States Expected to be filed in early December 2022 Third party notices and consents In process Closing Expected First Half of 2023 Transaction Overview Con Edison has reached an agreement to sell the CEBs to RWE Renewables Americas, LLC, a subsidiary of RWE for $6.8 billion, subject to closing adjustments Con Edison plans the following use of proceeds, subject to the closing of the transaction: Repay $1,050 million of parent company debt Invest in CECONY and O&R Subject to board approval, institute a share repurchase program Due to the pending transaction, Con Edison intends to: Forego common equity issuances in 2022 and 2023 Evaluate equity needs for 2024 At December 31, 2021, Con Edison had $946 million in unused tax credits that can offset up to 75% of the Federal income tax liability from a gain on sale Overview of CEB Sale and Use of Proceeds

Set Target is monthly average Net Working Capital for the twelve months ended December 31, 2022 Allocated value will be transferred to Con Edison once third-party consent is obtained (up to 2 years following closing) BASE PURCHASE PRICE: $6,800 Million + Certain Cash & Cash Equivalents - Certain Indebtedness & Debt-Like Items - Outstanding Con Edison Transaction Expenses + / - Variation from Set Target Working Capital Variation from Capital Expenditures Budget Allocated value for any asset for which the counterparty has exercised a Right of First Refusal Allocated value for any project for which the transfer is deferred due to outstanding third-party consents + / - - - ADJUSTED PURCHASE PRICE = Con Edison estimates net after-tax proceeds of approximately $3.6 billion to $3.8 billion from the transaction - Federal and State Cash Tax Liability on Gain - Transaction Expenses (net of taxes) NET CASH PROCEEDS = Cash & Cash Equivalents, Indebtedness, Transaction Expenses and Net Working Capital are each specifically defined in the Purchase and Sale Agreement Estimated CEBs Sale Price Adjustments

Build the Grid of the Future Build a resilient, 22nd century electric grid that delivers 100% clean energy by 2040. Empower All of our Customers to Meet their Climate Goals Accelerate energy efficiency with deep retrofits, aim to electrify the majority of building heating systems by 2050, and all-in on electric vehicles. Reimagine the Gas System Decarbonize and reduce the utilization of fossil natural gas, and explore new ways to use our existing, resilient gas infrastructure to serve our customers' future needs. Lead by Reducing our Company’s Carbon Footprint Aim for net zero emissions (Scope 1) by 2040, focusing on decarbonizing our steam system and other company operations. Partner with our Stakeholders Enhance our collaboration with our customers and stakeholders to improve the quality of life of the neighborhoods we serve and live in, focusing on disadvantaged communities. The 5 Pillars of our Expanded Clean Energy Commitment We will take a leadership role in the delivery of a clean energy future for our customers by investing in, building, and operating reliable, resilient, and innovative energy infrastructure, advancing electrification of heating and transportation and aggressively transitioning away from fossil fuels to a net zero economy by 2050. Full Version: Clean Energy Commitment

Investing in our system to maintain a safe, reliable and sustainable future Clean Energy: Economy-wide net-zero GHG emissions in our service territories by 2050 Climate Resilience: Increased resilience of our energy infrastructure to adapt to climate change Core Service: World-class safety, reliability, and security, while managing the rate impacts and equity challenges of the energy transition Customer Engagement: Industry-leading customer experience and facilitation through the energy transition Long-Range Plans for electric, gas and steam are the strategic framework and roadmap that guide our programs and investments over the 2050 planning horizon. They identify $68 billion in investments over the next 10 years to achieve four strategic objectives: Source: Long Range Plans | Con Edison CECONY Long Range Plans Incorporate Our Clean Energy Commitment

On November 3, 2022, the company issued a press release forecasting its adjusted earnings per share for the year 2022 to be in the range of $4.50 to $4.60 a share.(a)(b) On October 20, 2022, the company issued a press release reporting that it had declared a quarterly dividend of $0.79 a share on its common stock. Reported EPS (GAAP) Adjusted EPS (Non-GAAP) 2022 2021 2022 2021 3Q 2022 vs. 3Q 2021 Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric projects of the Clean Energy Businesses and the related tax impact of such HLBV accounting on the parent company (approximately $0.10 a share after-tax) and the net mark-to-market effects of the Clean Energy Businesses and the related tax impact of such mark-to-market effects on the parent company, the amounts of which will not be determinable until year end. In October 2022, Con Edison entered into an agreement to sell the Clean Energy Businesses to RWE Renewables Americas, LLC, a subsidiary of RWE Aktiengesellschaft. Con Edison’s forecast of adjusted earnings per share for the year of 2022 exclude the impact of the anticipated sale of the Clean Energy Businesses (approximately $0.27 to $0.38 per share after-tax), including transaction costs (approximately $0.10 per share after-tax), non-cash income tax impacts (approximately $0.28 to $0.39 per share after-tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets (approximately $(0.11) a share after-tax). Reported EPS (GAAP) Adjusted EPS (Non-GAAP) 2022 2021 2022 2021 YTD 2022 vs. YTD 2021 Dividend and Earnings Announcements

The IRA was signed into law on August 16, 2022, and certain provisions are not expected to have a material impact on Con Edison and subsidiaries Act allocates $369 billion to clean energy Includes $30 billion in grants/loans to states and electric utilities to transition to clean energy Dovetails NYS clean energy goals: 100% zero-emission electricity by 2040 70% renewable energy by 2030 9 GW of offshore wind by 2035 6 GW of storage by 2030 6 GW of solar energy by 2025 Clean Energy Transition Alternative Minimum Tax New 15% corporate alternative minimum tax (CAMT) for corporations that report over $1 billion in profits (i.e., based on book income) applies to tax years beginning after December 31, 2022 Based on management’s preliminary calculations, Con Edison and the Utilities will not be subject to the CAMT in 2023, but are expected to be subject to the CAMT in subsequent years The provisions of the CAMT are not expected to have a material impact on Con Edison and the Utilities’ financial position, results of operations or liquidity in the four years that management calculated an estimated CAMT in 2024 through 2027 Con Edison and the Utilities are continuing to assess the impacts of the Act on them and such assessments may be impacted by guidance to be issued by the U.S. Treasury in the future Inflation Reduction Act Furthers Clean Energy Transition

Appendix

Clean Energy Businesses Assets and Liabilities CEBs assets and liabilities as of September 30, 2022 presented as if on a held-for-sale basis, excluding certain intercompany and net deferred tax liability balances, as follows: ($ in millions) As of 09/30/2022 CURRENT ASSETS Cash and temporary cash investments $18 Accounts receivable and other receivables – net allowance for uncollectible accounts 204 Accrued unbilled revenue 120 Fuel oil, gas in storage, materials and supplies, at average cost 40 Restricted cash 163 Fair value of derivatives assets 58 Other current assets 173 TOTAL CURRENT ASSETS 776 NON-UTILITY PLANT Non-utility property, net accumulated depreciation 4,114 Construction work in progress 385 NET PLANT 4,499 OTHER NONCURRENT ASSETS Goodwill 31 Intangible assets, less accumulated amortization 1,222 Operating lease right-of-use asset 266 Fair value of derivatives assets 104 Other deferred charges and noncurrent assets 22 TOTAL OTHER NONCURRENT ASSETS 1,645 TOTAL ASSETS $6,290 ($ in millions) As of 09/30/2022 CURRENT LIABILITIES Long-term debt due within one year $323 Term loan 150 Accounts payable 217 Operating lease liabilities 32 Other current liabilities 143 TOTAL CURRENT LIABILITIES 865 NONCURRENT LIABILITIES Asset retirement obligations 76 Operating lease liabilities 248 Other deferred credits and noncurrent liabilities 20 TOTAL NONCURRENT LIABILITIES 344 LONG-TERM DEBT 2,344 TOTAL LIABILITIES $3,553 Assets Liabilities

Reconciliation of Net Income to Adjusted EBITDA for Con Edison Clean Energy Businesses (CEBs) Reconciliation of net income for common stock to adjusted EBITDA (Non-GAAP)* * For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (Non-GAAP)